Exhibit 99.1

PRESS RELEASE

For Immediate Release

Ormat Technologies Contact:	Investor Relations Contact:
Dita Bronicki	Todd Fromer/Rob Fink
CEO	KCSA Strategic Communications
775-356-9029	212-896-1215 (Todd) /212-896-1206 (Rob)
dbronicki@ormat.com	tfromer@kcsa.com / rfink@kcsa.com

ORMAT TECHNOLOGIES, INC. ANNOUNCES APPOINTMENT OF NEW CFO

RENO, NEVADA, January 7, 2013 -- Ormat Technologies, Inc. (NYSE: ORA) today announced that Mr. Doron Blachar has been appointed Chief Financial Officer of the Company, effective April 2, 2013.

Mr. Blachar, 45, holds a B.A. degree in Accounting and Economics and an M.B.A. degree from Tel Aviv University and is a Certified Public Accountant in Israel.  He has 20 years of experience as a finance professional with public companies across multiple industries.  From March 2009 to present, he has been serving as the CFO of Shikun & Binui Ltd.  From 2005 to 2009, he served as the Vice President – Finance of Teva Pharmaceutical Industries Ltd.  Prior thereto, from 1998 to 2005, he served in a number of positions at Amdocs Limited, including as Vice President – Finance from 2002 to 2005.

Mr. Blachar replaces Mr. Joseph Tenne, who will leave the Company to pursue other opportunities, but has agreed to be available for assistance during the transition period.

"Mr. Blachar's broad-based experience as a finance professional, including with NYSE-listed public companies, gives him a solid platform for the job of Chief Financial Officer of Ormat Technologies," commented Ms. Yehudit Bronicki, Chief Executive Officer of the Company.  "We welcome Doron and look forward to working with him as part of the Company's management team."

"Mr. Tenne, as Chief Financial Officer of the Company for the last seven years, has done a tremendous job since he joined the Company shortly after it became public and throughout the period of growth and expansion of the Company's operations.  I am pleased that Mr. Tenne will be available to assist the Company during the transition between CFOs, and wish to thank him for his vast contribution to the Company and wish him well in all of his future endeavors," continued Ms. Bronicki.

About Ormat Technologies

Ormat Technologies, Inc. is a leading geothermal company and the only vertically-integrated company in the geothermal and recovered energy power business. The company designs, develops, owns and operates geothermal and recovered energy-based power plants around the world. Additionally, the company designs, manufactures and sells geothermal and recovered energy power units and other power-generating equipment, and provides related services. The company has more than four decades of experience in the development of environmentally-sound power, primarily in geothermal and recovered-energy generation. Ormat products and systems are covered by 82 U.S. patents. Ormat has engineered and built power plants that it currently owns or has supplied to utilities and developers worldwide, totaling over 1,500 MW of gross capacity. Ormat’s current generating portfolio includes the following geothermal and recovered energy-based power plants: in the United States — Brady, Brawley, Heber, Jersey Valley, Mammoth, McGinness Hills, Ormesa, Puna, Steamboat, Tuscarora, OREG 1, OREG 2, OREG 3, and OREG 4; in Guatemala — Zunil and Amatitlan; in Kenya — Olkaria III; and, in Nicaragua — Momotombo.

Ormat’s Safe Harbor Statement

Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to Ormat’s plans, objectives and expectations for future operations and are based upon its management’s current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see “Risk Factors” as described in Ormat Technologies, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2012 and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 8, 2012.

These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.